UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2018

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” or “the Company” refer to Government Properties Income Trust.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018, our Board of Trustees, pursuant to a recommendation of our Nominating and Governance Committee, elected Mark L. Kleifges as the Managing Trustee in Class II of our Board of Trustees effective immediately. Mr. Kleifges was elected to fill the vacancy caused by the death of Barry M. Portnoy and to serve the remainder of the full term of the Class II Trustees, the Class of Trustees which will stand for election at our 2020 annual meeting of shareholders.

Mr. Kleifges, age 57, is and has been our Chief Financial Officer and Treasurer since 2011. Mr. Kleifges is and has been an Executive Vice President of our manager, The RMR Group LLC, or RMR LLC, since 2008 and prior to that served in various capacities with RMR LLC and its subsidiaries since 2002. Mr. Kleifges is and has been the chief financial officer and treasurer of Hospitality Properties Trust since 2002, the president and chief executive officer of RMR Advisors LLC since October 2017 and a managing trustee of RMR Real Estate Income Fund, or RIF, since March 2018 and the chief financial officer and treasurer of RIF and its predecessor funds since 2003. Mr. Kleifges served as a vice president of RMR Advisors LLC from 2003 to 2004 and its chief financial officer and treasurer from 2004 to September 2017. Mr. Kleifges is a certified public accountant and, prior to joining RMR LLC, was a partner at Arthur Andersen LLP.

Our Board of Trustees is comprised of two Managing Trustees and four Independent Trustees. Mr. Kleifges qualifies as a Managing Trustee in accordance with our Amended and Restated Bylaws. Mr. Kleifges has advised us that he has no arrangement or understanding with any other person pursuant to which he was appointed as our Managing Trustee. Mr. Kleifges is not expected to be appointed to any committees of our Board of Trustees.

In accordance with our publicly disclosed Trustee compensation arrangements, Mr. Kleifges will not be entitled to any cash compensation for his service as a Managing Trustee, but he will be entitled to receive awards of our common shares from time to time pursuant to our equity compensation plan at the discretion of our Compensation Committee. On April 3, 2018, consistent with our Trustee compensation arrangements, we awarded Mr. Kleifges 3,000 of our common shares. We previously filed a summary of our currently effective Trustee compensation as Exhibit 10.1 to our Current Report on Form 8-K dated May 17, 2017, which summary is incorporated herein by reference.

We have relationships and historical and continuing transactions with RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by RMR LLC pursuant to our management agreements with RMR LLC; RMR Inc. is the managing member of RMR LLC; Adam D. Portnoy, our other Managing Trustee, is the sole trustee of ABP Trust, which is the controlling shareholder of RMR Inc.; and we own shares of class A common stock of RMR Inc. Mr. Adam Portnoy is an officer of RMR LLC and a managing director, president and chief executive officer of RMR Inc. We also have relationships and historical and continuing transactions with other companies to which RMR LLC or its subsidiaries provide management services and which may have trustees, directors and officers who are also trustees, directors or officers of us, RMR LLC or RMR Inc.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2017, or our Annual Report, our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 6 and 7 to our consolidated financial statements included in our Annual Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers included in our Proxy Statement. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	President and Chief Operating Officer

Date: April 4, 2018